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                                                                    EXHIBIT 10.2
                              EMPLOYMENT AGREEMENT
                       dated as of August 31, 2005 between
                    AFC Enterprises, Inc. (the "Company") and
                          Frank J. Belatti ("Employee")


         This Agreement (this "Agreement") is made and entered into as of August 31, 2005 by and between AFC Enterprises, Inc., a Minnesota corporation (the "Company"), and Frank J. Belatti ("Employee") (the Company and Employee hereinafter referred to together as the "Parties").

         WHEREAS, the Parties have entered into that certain Employment Agreement, dated as of December 8, 2000 (the "Employment Agreement") and Employee is serving as Chairman of the Board of Directors and Chief Executive Officer of the Company pursuant to the terms of the Employment Agreement;

         WHEREAS, the Parties have agreed that Employee will resign from his position as Chief Executive Officer and that the Employment Agreement shall terminate as of August 31, 2005;

         WHEREAS, the Company desires to provide Employee with the benefits payable to Employee as severance pursuant to the terms of the Employment Agreement;

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to retain Employee as Chairman of the Board and to compensate Employee for his services pursuant to the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Parties have agreed that Employee will continue his services to the Company by serving as Chairman of the Board for a stated period beginning on August 31, 2005; and

         WHEREAS, the purpose of this Agreement is to confirm the agreed upon terms, conditions and arrangements concerning Employee's resignation from employment with the Company as Chief Executive Officer and the terms, conditions and arrangements concerning Employee's employment as Chairman of the Board.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and agreements contained herein, the sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Employment Agreement.

         2. Resignation. Employee agrees to resign from his position as Chief Executive Officer of the Company and the Company agrees to accept Employee's


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resignation from his position as Chief Executive Officer, effective as of August
31, 2005 (the "Effective Date"). As of the Effective Date, the Employment Agreement shall terminate and Employee shall accrue no further compensation or rights under the Employment Agreement.

         3. Severance Payments. On the Effective Date or as soon as practicable thereafter the Company shall pay Employee a lump sum, in cash, in an amount, including certain payments that Employee would have been entitled to receive under the Employment Agreement upon a termination without cause, as follows:

                  (a) a payment equal to (A) a prorated portion of Employee's Base Salary at the time of termination based on the proportion that the number of days from January 1 in the year of such termination through and including August 31, 2005 bears to the total number of days in the year of termination less any amount of Employee's Base Salary for the 2005 fiscal year that that has been previously paid to Employee and (B) a payment equal to one (1) year of the target incentive pay of Employee ("Target Incentive Pay") as approved by the Board of Directors of the Company as part of the Company's 2005 annual incentive plan for senior executives of the Company (the "Annual Incentive Plan"), to the extent earned and payable, according to the metrics established by the People Services (Compensation) Committee of the Board, to be paid at the time of payment of Target Incentive Pay for other senior executives; and

                  (b) a payment equal to (A) two (2) times Employee's Base Salary at the time of termination plus (B) two (2) times Employee's Target Incentive Pay for the 2005 fiscal year as severance payments; and

                  (c) a payment equal to the amounts payable to Employee as a complete discharge set forth in Section 6.02 and Section 6.03 of the Employment Agreement which are not being continued hereunder based upon the current one (1) year cost of such benefits to the Company.

         Notwithstanding anything to the contrary in the Employment Agreement, the termination of the Employment Agreement and the execution of this Agreement shall not cause the acceleration of Employee's stock options pursuant to Section 8.03(c) of the Employment Agreement.

         4.       Term of Agreement.

                  4.01. Initial Term. This Agreement shall be effective as of the Effective Date and, unless earlier terminated pursuant to Section 10 hereof, shall be for one initial term of one (1) year (the "Initial Term") concluding on August 31, 2006 (the "Renewal Date").

                  4.02. Initial Renewal. The Term of this Agreement and Employee's employment hereunder will automatically be extended for an additional period


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terminating on the date of the Company's Annual Meeting of Shareholders (the
"Annual Meeting") during the fiscal year ending in 2007 without further action by Employee or the Company unless (i) earlier terminated pursuant to Section 10 hereof or (ii) Employee gives to the other written notice not to renew not less than thirty (30) days prior to the Renewal Date. The Initial Term and any term pursuant to a renewal under this Section 4.02 are referred to herein as the "Term."

         5. Employment. Employee shall serve as Chairman of the Board of Directors of the Company and shall perform such duties consistent with his position as may be assigned to him from time to time by the Board of Directors of the Company.

         6. Base Salary. During the Term, the Company shall pay Employee, in equal installments no less frequently than monthly, a base salary at the rate of no less than One Hundred Fifty Thousand Dollars ($150,000.00 U.S.) per annum (the "Base Salary"). The Employee's Base Salary shall be reviewed by the Board of Directors of the Company on an annual basis. For purposes of clarity, it is understood that the amount described in this Section 6 shall be in lieu of and not in addition to annual awards of cash received by other members of the Board, payable in accordance with the Company's compensation plan for non-executive members of the Board, as such Plan may be amended from time to time (the "Director's Compensation Plan").

         7.       Stock Options.

                  7.01. The Company has heretofore granted to Employee certain nonqualified stock options to purchase shares of the Company's common stock. During the Term, Employee shall be entitled to receive annual awards of stock options to purchase shares of the Company's common stock in the same amount received by other members of the Board, payable at such times and in accordance with the Director's Compensation Plan.

                  7.02. Shareholders' Agreement. The Employee has agreed to be bound by the terms of any shareholders' agreements which may be applicable (the "Shareholders' Agreements") heretofore executed by Employee or identified in the stock option agreements heretofore granted to Employee, copies of which are on file in the records of the Company, which Shareholders' Agreements shall be applicable to all shares of common stock issued to Employee upon the exercise of any stock options granted to Employee before or after the date hereof.

         8. Employee Benefits. Employee shall be eligible to (i) receive health and welfare benefits under the Company's regular and ongoing plans, policies and programs available, from time to time, to senior executive officers of the Company, in accordance with the provisions of such plans, policies and programs governing eligibility and participation; provided, however, that such benefits may be modified, amended or rescinded by the Board in its sole discretion, and (ii) all the other rights and benefits of an employee of the Company. Nothing herein shall be deemed to affect in any way Employee's rights and the Company's obligations with respect to medical insurance


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benefits arising under the terms of the America's Favorite Chicken Company 1994
Supplemental Benefit Plan for Executive Officers.

         9.       Business Expenses.

                  9.01. Business Expenses. All reasonable and customary business expenses incurred by Employee in the performance of his duties hereunder shall be paid or reimbursed by the Company in accordance with the Company's policies in effect, from time to time.

                  9.02. Office and Support Services. Employee will be reimbursed by the Company for office and support services up to $50,000 per annum.

         10.      Termination of Employment.

                  10.01. Definitions. For purposes of this Section 10, the following terms shall have the following meanings:

                  (a) Cause. The term "Cause" shall mean (i) Employee commits fraud or is convicted of a crime involving moral turpitude,
         (ii) Employee, in carrying out his duties hereunder, has been guilty of gross neglect or gross misconduct resulting in harm to the Company or any of its subsidiaries or affiliates, (iii) Employee shall have refused to follow or comply with the duly promulgated directives of the Board of Directors of the Company, (iv) Employee has breached any of the provisions of Section 12.02 through and including 12.04 or (v) Employee otherwise materially breaches this Agreement.

                  (b) Disability. The term "Disability" shall mean the good faith determination by the Board of Directors of the Company that Employee has failed to or has been unable to perform his duties as the result of any physical or mental disability for an aggregate of ninety
         (90) calendar days.

                  10.02. Termination upon Death or Disability. If Employee's employment is terminated due to his death or Disability, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, within fifteen (15) days following Employee's death or upon his termination in the event of Disability, all amounts then payable to Employee pro rated through the date of termination pursuant to Sections 6 and 9, for the year in which such termination occurs.

                  10.03. Termination for other than Death or Disability or for Cause. If Employee's employment is terminated by the Company other than (i) by reason of Employee's death or Disability, (ii) for Cause, or (iii) if Employee is not re-elected to the Board at the Annual Meeting for the purpose of election of Directors during the Term of this Agreement, the Company shall pay or provide to Employee, in lieu of all other amounts payable hereunder or benefits to be provided hereunder the following: (a) a payment equal to Employee's Base Salary at the time of termination less any amount of


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Employee's Base Salary for the fiscal year including the date of termination that has been previously paid to Employee; and (b) the acceleration of any unvested rights of Employee under any stock options or other equity incentive programs such that they shall immediately vest under the terms of such plans. As a condition precedent to the requirement of Company to make such payments, grant such accelerated vesting or provide such benefits, Employee shall not be in breach of his obligations under Section 12 hereof and Employee shall execute and deliver to Company a general release in favor of the Company in substantially the same form as the general release then contained in the latest Severance Agreement being used by the Company.

         Any payments required to be made under this Section 10.03 shall be made to Employee, at the election of the Company, as soon as practicable after the date of Employee's termination of employment.

                  10.04. Voluntary Termination by Employee or Termination for Cause. Employee may terminate his employment hereunder at any time whatsoever, with or without cause, upon thirty (30) days prior written notice to the Company. The Company may terminate Employee's employment hereunder at any time without notice for Cause. In the event Employee's employment is terminated voluntarily by Employee or by the Company for Cause:

                  (a) The Company shall pay to Employee upon such termination all amounts then due under sections 6 and 9, prorated, through the date of termination for the year in which he is terminated; and

                  (b) The Company shall be under no obligation to make severance payments to Employee or continue any benefits being provided to Employee beyond the date of such termination.

         11. Gross Up Payment. The term "Gross Up Payment" as used in this Agreement shall mean a payment to or on behalf of Employee which shall be sufficient to pay (1) 100% of any excise tax described in this Section 11, (2) 100% of any federal, state and local income tax and social security and other employment tax on the payment made to pay such excise tax as well as any additional taxes on such payment and (3) 100% of any interest or penalties assessed by the Internal Revenue Service on Employee which are related to the timely payment of such excise tax (unless such interest or penalties are attributable to Employee's willful misconduct or gross negligence with respect to such timely payment). A Gross Up Payment shall be made by the Company promptly after either the Company or the Company's independent accountants determine that any payments and benefits called for under this Employment Agreement together with any other payments and benefits made available to Employee by the Company and any other person will result in Employee being subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (which shall be referred to in this Section 11 as the "Code") or such an excise tax is assessed against Employee as a result of any such payments and other benefits if Employee takes such action (other than waiving


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Employee's right to any payments or benefits in excess of the payments or benefits which Employee has expressly agreed to waive under this Section 11) as the Company reasonably requests under the circumstances to mitigate or challenge such excise tax; provided, however, if the Company or the Company's independent accountants make the determination described in this Section 11 and, further, determine that Employee will not be subject to any such excise tax if Employee waives Employee's right to receive a part of such payments or benefits and such part does not exceed $10,000, Employee shall irrevocably waive Employee's right to receive such part if an independent accountant or lawyer retained by Employee and paid by the Company agrees with the determination made by the Company or the Company's independent accountants with respect to the effect of such reduction in payments or benefits. Any determinations under this Section 11 shall be made in accordance with Section 280G of the Code and any applicable related regulations (whether proposed, temporary or final) and any related Internal Revenue Service rulings and any related case law and, if the Company reasonably requests that Employee take action to mitigate or challenge, or to mitigate and challenge, any such tax or assessment (other than waiving Employee's right to any payments or benefits in excess of the payments or benefits which Employee has expressly agreed to waive under this Section 11) and Employee complies with such request, the Company shall provide Employee with such information and such expert advice and assistance from the Company's independent accountants, lawyers and other advisors as Employee may reasonably request and shall pay for all expenses incurred in effecting such compliance and any related fines, penalties, interest and other assessments.

         12.      Confidentiality and Non-Competition.

                  12.01. Definitions. For purposes of this Section 12, the following terms shall have the following meanings:

                  "Affiliate" means any corporation, limited liability company, partnership or other entity of which the Company owns at least fifty percent (50%) of the outstanding equity and voting rights, directly or indirectly, through any other corporation, limited liability company, partnership or other entity.

                  "Businesses" means the businesses engaged in by the Company directly or through its Affiliates immediately prior to termination of employment.

                  "Confidential Information" means information which does not rise to the level of a Trade Secret, but is valuable to the Company or any Affiliate and provided in confidence to Employee.

                  "Proprietary Information" means, collectively, Trade Secrets and Confidential Information.


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                  "Restricted Period" means the period commencing as of the date hereof and ending on that date two years (2) year after the termination of Employee's employment with the Company for any reason, whether voluntary or involuntary.

                  "Trade Secrets" means information which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

                  12.02. Covenant Not-To-Disclose. The Company and Employee recognize that, during the course of Employee's employment with the Company, the Company has disclosed and will continue to disclose to Employee Proprietary Information concerning the Company and the Affiliates, their products, their franchisees, their services and other matters concerning their Businesses, all of which constitute valuable assets of the Company and the Affiliates. The Company and Employee further acknowledge that the Company has, and will, invest considerable amounts of time, effort and corporate resources in developing such valuable assets and that disclosure by Employee of such assets to the public shall cause irreparable harm, damage and loss to the Company and the Affiliates. Accordingly, Employee acknowledges and agrees:

                  (a) that the Proprietary Information is and shall remain the exclusive property of the Company (or the applicable Affiliate);

                  (b) to use the Proprietary Information exclusively for the purpose of fulfilling his obligations under this Agreement;

                  (c) to return the Proprietary Information, and any copies thereof, in his possession or under his control, to the Company (or the applicable Affiliate) upon request of the Company (or the Affiliate), or expiration or termination of Employee's employment hereunder for any reason; and

                  (d) to hold the Proprietary Information in confidence and not copy, publish or disclose to others or allow any other party to copy, publish or disclose to others in any form, any Proprietary Information without the prior written approval of an authorized representative of the Company.

The obligations and restrictions set forth in this Section 12.02 shall survive the expiration or termination of this Agreement, for any reason, and shall remain in full force and effect as follows:

                  (x) as to Trade Secrets, indefinitely, and

                  (y) as to Confidential Information, for a period of two (2) years after the expiration or termination of this Agreement for any reason.


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         The confidentiality, property, and proprietary rights protections available in this Agreement are in addition to, and not exclusive of, any and all other corporate rights, including those provided under copyright, corporate officer or director fiduciary duties, and trade secret and confidential information laws. The obligations set forth in this Section 12.02 shall not apply or shall terminate with respect to any particular portion of the Proprietary Information which (i) was in Employee's possession, free of any obligation of confidence, prior to his receipt from the Company or its Affiliate, (ii) Employee establishes the Proprietary Information is already in the public domain at the time the Company or the Affiliate communicates it to Employee, or becomes available to the public through no breach of this Agreement by Employee, or (iii) Employee establishes that he received the Proprietary Information independently and in good faith from a third party lawfully in possession thereof and having no obligation to keep such information confidential.

                  12.03. Covenant of Non-Disparagement and Cooperation. Employee agrees that he shall not at any time during or following the term of this Agreement make any remarks disparaging the conduct or character of the Company or the Affiliates or any of the Company's or the Affiliates' current or former agents, employees, officers, directors, successors or assigns (collectively the "Related Parties"). In addition, Employee agrees to cooperate with the Related Parties, at no extra cost, in any litigation or administrative proceedings (e.g., EEOC charges) involving any matters with which Employee was involved during Employee's employment with the Company. The Company shall reimburse Employee for travel expenses approved by the Company or the Affiliates incurred in providing such assistance.

                  12.04. Covenant Not-To-Induce. Employee covenants and agrees that during the Restricted Period, he will not, directly or indirectly, on his own behalf or in the service or on behalf of others, hire, solicit, take away or attempt to hire, solicit or take away any person who is or was an employee of the Company or any Affiliate during the one (1) year period preceding the termination of Employee's employment.

                  12.05. Remedies. The Company and Employee expressly agree that a violation of any of the covenants contained in subsections 12.02 through and including 12.04 of this Section 12, or any provision thereof, shall cause irreparable injury to the Company and that, accordingly, the Company shall be entitled, in addition to any other rights and remedies it may have at law or in equity, to an injunction enjoining and restraining Employee from doing or continuing to do any such act and any other violation or threatened violation of said Sections 12.02 through and including 12.04 hereof.

                  12.06. Severability. In the event any provision of this Agreement shall be found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void part were deleted; provided, however, if subsections 12.02 through and including 12.04 of this Section 12 shall be declared invalid, in whole or in part, Employee shall execute, as soon as possible, a supplemental agreement with the Company, granting the Company, to the extent legally possible, the


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protection afforded by said subsections. It is expressly understood and agreed by the parties hereto that the Company shall not be barred from enforcing the restrictive covenants contained in each of subsections 12.02 through and including 12.04, as each are separate and distinct, so that the invalidity of any one or more of said covenants shall not affect the enforceability and validity of the other covenants.

                  12.07. Ownership of Property. Employee agrees and acknowledges that all works of authorship and inventions, including but not limited to products, goods, know-how, Trade Secrets and Confidential Information, and any revisions thereof, in any form and in whatever stage of creation or development, arising out of or resulting from, or in connection with, the services provided by Employee to the Company or any Affiliate under this Agreement are works made for hire and shall be the sole and exclusive property of the Company or such Affiliate. Employee agrees to execute such documents as the Company may reasonably request for the purpose of effectuating the rights of the Company or the Affiliate in any such property.

                  12.08. No Defense. The existence of any claim, demand, action or cause of action of the Employee against the Company shall not constitute a defense to the enforcement by the Company of any of the covenants or agreements herein.

         13.      Indemnification.

                  13.01. Company Obligations. The Company hereby indemnifies and agrees to hold harmless Employee, to the extent allowed by applicable law, against all liabilities, obligations, claims, demands, actions, causes of action, lawsuits, judgments, expenses and costs, including but not limited to the reasonable costs of investigation and attorney's fees, incurred by the Employee as a result of any threat, demand, claim action or lawsuits, made, instituted or initiated against the Employee, which arises out of, results from or relates to this Agreement or any action taken by Employee in the course of performance of Employee's duties hereunder, except for Employee's own gross negligence or willful misconduct.

                  13.02. Notice and Defense of Claim. If any claim suit or other legal proceeding shall be commenced, or any claim or demand be asserted against the Employee and Employee desires indemnification pursuant to this paragraph, the Company shall be notified to such effect with reasonable promptness and shall have the right to assume at its full cost and expense the entire control of any legal proceeding, subject to the right of the Employee to participate (at his full cost and expense and with counsel of his choice) in the defense, compromise or settlement thereof. The Employee shall cooperate fully in all respects with the Company in any such defense, compromise or settlement, including, without limitation, making available to the Company all pertinent information under the control of the Employee. The Company may compromise or settle any such action, suit, proceeding, claim or demand without Employee's approval so long as the Company obtains for Employee's benefit a release of liability with respect to such claim from the claimant and the Company assumes and agrees to pay any


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amounts due with respect to such settlement. In no event shall the Company be liable for any settlement entered into by the Employee without the Company's prior written consent.

                  13.03. Survival. The provisions of this Section 13 shall survive the termination of this Agreement for a period of four (4) years, unless Employee is terminated for Cause, in which event the provisions of this Section 13 shall not survive termination of this Agreement.


         14.      Dispute Resolution

                  14.01. Agreement to Arbitrate. In consideration for his continued employment with the Company, and other consideration, the sufficiency of which is hereby acknowledged, Employee acknowledges and agrees that any controversy or claim arising out of or relating to Employees employment, termination of employment, or this Agreement including, but not limited to, controversies and claims that are protected or covered by any federal, state, or local statute, regulation or common law, shall be settled by arbitration pursuant to the Federal Arbitration Act. This includes, but is not limited to, violations or alleged violations of any federal or state statute or common law (including, but not limited to, the laws of the United States or of any state, or the Constitution of the United States or of any state), or of any other law, statute, ordinance, including but not limited to, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as Amended, the Americans with Disabilities Act, the Equal Pay Act, the Employee Retirement Income Security Act, the Rehabilitation Act of 1973, and any other statute or common law. This provision shall not, however, preclude the Company from seeking equitable relief as provided in Section 12.05 of this Agreement.

                  14.02. Procedure. The arbitration shall be conducted in accordance with the Employment Arbitration Rules of the American Arbitration
Association: a single arbitrator who is experienced in employment law shall be selected under those Rules, and the arbitration shall be initiated in Atlanta, Georgia, unless the parties agree in writing to a different location or the Arbitrator directs the arbitration to be held at a different location. Except for filing fees, all costs of the arbitrator shall be allocated by the arbitrator. The award rendered by the arbitrator shall be final and binding on the parties hereto and judgment thereon may be entered in any court having jurisdiction thereof. In addition to that provided for in the Employment Arbitration Rules, the arbitrator has sole discretion to permit discovery consistent with the Federal Rules of Civil Procedure and the judicial interpretation of those rules upon request by any party; provided, however, it is the intent of the parties that the arbitrator limit the time and scope of any such discovery to the greatest extent practicable and provide a decision as rapidly as possible given the circumstances of the claims to be determined. The arbitrator also shall have the power and authority to grant injunctive relief for any violation of Sections 12.02 through and including 12.04 and the arbitrator's order granting such relief may be entered in any court of competent jurisdiction. The agreement to arbitrate any claim arising out of the


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employment relationship or termination of employment shall not apply to those claims which cannot be made subject to this provision by statute, regulation or common law. These include, but are not limited to, any claims relating to work related injuries and claims for unemployment benefits under applicable state laws.

                  14.03. Rights of Parties. Nothing in this clause shall be construed to prevent the Company from asking a court of competent jurisdiction to enter appropriate equitable relief to enjoin any violation of this Agreement by Employee. The Company shall have the right to seek such relief in connection with or apart from the parties' rights under this clause to arbitrate all disputes. With respect to disputes arising under this Agreement that are submitted to a court rather than an arbitrator, including actions to compel arbitration or for equitable relief in aid of arbitration, the parties agree that venue and jurisdiction are proper in any state or federal court lying within Atlanta, Georgia and specifically consent to the jurisdiction and venue of such court for the purpose of any proceedings contemplated by this paragraph. By entering into this Agreement the parties have waived any right which may exist for a trial by jury and have expressly agreed to resolve any disputes covered by this Agreement through the arbitration process described herein.

         15. Employee Acknowledgment. By signing this Agreement, Employee acknowledges that the Company has advised Employee of his right to consult with an attorney prior to executing this Agreement; that he has the right to retain counsel of his own choosing concerning the agreement to arbitrate or any waiver of rights or claims; that he has read and fully understands the terms of this Agreement and/or has had the right to have it reviewed and approved by counsel of choice, with adequate opportunity and time for such review; and that he is fully aware of its contents and of its legal effect. Accordingly, this Agreement shall not be construed against any party on the grounds that the party drafted this Agreement. Instead, this Agreement shall be interpreted as though drafted equally by all parties.

         16. Amendments. This Agreement may not be altered, modified or amended except by a written instrument signed by each of the parties hereto.

         17. Successors. As used in this Agreement, the term the Company shall include any successors to all or substantially all of the business and/or assets of the Company which assumes and agrees to perform this Agreement.

         18. Assignment. Neither this Agreement nor any of the rights or obligations of either party hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party, except that the Company may without the consent of Employee assign its rights and delegate its duties hereunder to any successor to the business of the Company. In the event of the assignment by the Company of its rights and the delegation of its duties to a successor to the business of the Company and the assumption of such rights and obligations by such successor, the Company shall,


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effective upon such assumption, be relieved from any and all obligations whatsoever to Employee hereunder.

         19. Waiver. Waiver by any party hereto of any breach or default by any other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

         20. Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         21. Survival. Notwithstanding anything herein to the contrary, the provisions of Sections 9, 10, 11, 12, and 14 shall survive the termination of this Agreement.

         22. Entire Terms. This Agreement contains the entire understanding of the parties with respect to the employment of Employee by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement supersedes all prior agreements, arrangements and understandings between the parties, whether oral or written, with respect to the subject matter hereof, including specifically the Employment Agreement dated December 8, 2000, as amended, but shall not supersede or modify any other existing agreements between Company and Employee relating to such matters as stock options, retirement or other matters not specifically included herein.

         23. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to Employee:

         Frank J. Belatti
         330 Cannady Court
         Dunwoody, GA 30338

         If to the Company to:

         AFC Enterprises, Inc.
         5555 Glenridge Connector NE, Suite 300
         Atlanta, GA 30342
         Attn: Legal Department

or to such other address or such other person as Employee or the Company shall designate in writing in accordance with this Section 23 except that notices regarding changes in notices shall be effective only upon receipt.


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


         24. Headings. Headings to Sections in this Agreement are for the convenience of the parties only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

         25. Governing Laws. The Agreement shall be governed by the laws of the State of Georgia without reference to the principles of conflict of laws.

















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


         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and Employee has hereunto set his hand as of the day and year first above written.


                                      COMPANY:

                                      AFC ENTERPRISES, INC.


                                      By: /s/ Allan J. Tanenbaum
                                         --------------------------------------
                                         Name:  Allan J. Tanenbaum
                                         Title: Senior Vice President and
                                                General Counsel


                                      EMPLOYEE:


                                      By: /s/ Frank J. Belatti
                                         --------------------------------------
                                         Frank J. Belatti








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Employee's Initials:


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